IQ BIOMETRIX FACES DIVISION SECURES $100K CONTRACT
          JOINT INITIATIVE TARGETS GROWING FORENSICS EDUCATION MARKET

FREMONT, Calif., September 13, 2004 -- IQ BIOMETRIX INC. (OTCBB:IQBM), a worldwide provider of integrated law enforcement and security solutions, announced today that it has received a $100,000 order from Ward's Natural Science, a division of VWR International, a worldwide distributor of scientific equipment, supplies and chemicals to industrial, government, life science, education, electronics and pharmaceutical markets.

The contract launches a joint initiative to develop forensic kits based on FACES EDU technology, designed for the education industry. The products will be marketed and sold through Ward's sales channels including an existing client base of more than 1,400,000 teachers.

"We believe this partnership with one of the nation's leading school science resource distributors will enable us to rapidly extend IQBM's technology into the educational market," said William Scigliano, CEO and President of IQ Biometrix. "With the growing interest in using forensics to teach basic science principles and to prepare for careers in crime scene investigation, we view this market as a significant opportunity."

"The initiative builds on Ward's deep educational expertise and client base, and IQBM's broad law enforcement experience and credibility, to provide authentic, advanced forensic technologies and resources to science teachers across the U.S.," said Jeff Douglass, President of Ward's Natural Science. "The unique language capabilities of FACES technology will facilitate a worldwide rollout of the products through Ward's international distributors covering more than 48 countries."

"We believe the Ward's initiative demonstrates the development of FACES technologies and applications that will continue to strengthen as we move forward with the merger of IQBM and Wherify Wireless," said William Scigliano. "Education is also a market that we believe can be tapped for Wherify's GPS location products and services following consummation of our anticipated merger."

As previously disclosed, IQBM has entered into a definitive agreement and plan of merger with Wherify Wireless Inc. of Redwood California, a leading provider of Aided-GPS location products and services.

About Ward's Natural Science

Ward's Natural Science provides science education materials for middle, high school and college classes. Materials cover a wide range of science disciplines including biology, geology, chemistry, life and earth, environmental and physical science studies. Based in Rochester, New York, Ward's is a division of VWR International, a worldwide distributor of scientific equipment, supplies, chemicals and equipment to industrial, government, life science, education, electronics and pharmaceutical markets. Further information about Ward's can be found at www.wardsci.com.

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About IQ Biometrix

IQ Biometrix, Inc. provides law enforcement and security technology solutions to law enforcement and other government agencies and to private industry. IQ Biometrix, an innovative California-based company, is a provider of FACESTM, facial composite technology for law enforcement agencies in North America. Additional information about IQ Biometrix, Inc. can be found at www.iqbiometrix.com.

Statements in this press release regarding the transaction between IQ Biometrix
(IQBM) and Ward's and the future opportunities between the two companies and any other statements about IQBM or Ward's or their future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to successfully market and sell the product, the ability of the companies to successfully implement their business plans, and the ability to realize anticipated synergies between the two companies. The risks and uncertainties include uncertainties related to general economic conditions and overall demand within each company's markets and among their respective current and prospective customers, and the rate of adoption of FACESTM 4.0 by existing and potential customers. Other risk factors that may affect IQBM's financial performance are listed in our various reports on file with the SEC, including our fiscal year 2003 annual report on Form 10-KSB and our quarterly reports on Form 10-QSB for the first and second quarters of fiscal 2004. IQ Biometrix undertakes no obligation to publicly release any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts:

IQ Biometrix, Inc.
Mike Walsh, 888-321-5553

or

Liviakis Financial Communications
John Liviakis, 415-389-4670

Ward's Natural Science
Norb Longtin, 585-321-9470